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                         CONSENT OF COVINGTON & BURLING

We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as the same appears in the caption "Legal Matters" and to the use of this letter as an exhibit to the Registration Statement.

                                        Very truly yours,
                                        Covington & Burling


                                        /s/ Covington & Burling
                                        -----------------------
                                        Covington & Burling

Washington, D.C.
November 22, 1999